SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2008

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Explanatory Note

On October 30, 2008, Solar EnerTech Corp., a Delaware corporation (the “Company”),  filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the pending resignation of its Chief Financial Officer.  Pursuant to Items 1.01 and 5.02, this Current Report on Form 8-K/A hereby amends Items 1.01 and 5.02 of the Initial Form 8-K and is being filed in order to announce the retention of the Company’s Chief Financial Officer by an additional fourteen (14) days.

Item 1.01                      Entry into a Material Definitive Agreement.

The Company previously reported on October 30, 2008 that it entered into a Consulting Agreement with Ming Wai Anthea Chung, Chief Financial Officer of the Company (the “Consulting Agreement”), in connection with Ms. Chung’s resignation from the Company effective December 8, 2008.  Whereas on December 8, 2008, the Company and Ms. Chung agreed that Ms. Chung would remain as the Company’s Chief Financial Officer until December 22, 2008.  The Consulting Agreement, therefore, is to be effective December 23, 2008, rather than December 8, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The Company previously reported that, effective December 8, 2008, Ms. Ming Wai Anthea Chung, the Company’s Chief Financial Officer, would resign. On December 8, 2008, the Company and Ms. Chung agreed that Ms. Chung would remain the Company’s Chief Financial Officer until December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008
SOLAR ENERTECH CORP.

By: /s/ LEO SHI YOUNG
Leo Shi Young, Chief Executive Officer